Exhibit 99.1

Finjan Prevails Against Unified Patents Inc., PTAB Cites Five Reasons for Denying Institution of IPR

EAST PALO ALTO, Calif., April 14, 2020 - Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, and its subsidiary Finjan, Inc. (Finjan), announce that under 35 U.S.C. §314 the U.S. Patent and Trademark Office's Patent Trial and Appeal Board (PTAB) issued a Decision Denying Institution of Inter Partes Review (IPR) of U.S. Patent No. 8,079,086 (the '086 Patent) on April 13, 2020.

Unified Patents Inc.'s (Unified) petition for IPR is the seventh unsuccessful challenge to the '086 Patent (four IPRs and three Reexamination Requests) concerning substantially the same claims and prior art. Here, in Unified Patents Inc. v. Finjan, Inc., IPR2019-01611, Paper 18, dated April 13, 2020, the PTAB considered the "extensive history of the prior IPRs" and "the potential for abuse of the review process by repeated attacks on patents" as bearing strongly on its decision to deny institution. The PTAB concluded that "five of the seven General Plastic factors weigh in favor of exercising [its] decision to deny institution of the proceeding, and no factor weighs against doing so." Paper 18 at 20. One of those five factors that weighed heavily in favor of denying institution was that Unified was unfairly able to study Finjan's previous arguments and the PTAB's institution decisions. Paper 18 at 13.

"We appreciate the PTAB's attention to the record of past challenges to the '086 Patent and its conclusions. This is a particularly satisfying victory for Finjan because Unified is notorious for helping entities violate even quality patents such as Finjan's '086 Patent," said Julie Mar-Spinola, Finjan's Chief IP Officer and VP of Legal Operations. "Except for preserving its membership revenues, Unified exists solely for accused infringers such as Rapid7, Cisco, and Palo Alto Networks to leverage this entity and gain multiple attempts to delay meritorious patent claims and to invalidate our patents. While Unified markets itself as going after "bad patents," Finjan's patents have proven time and again to be useful, valuable, and durable. There was no legitimate purpose behind Unified's petition other than a lackluster attempt to shield its members from liability, skirt established rules of the IPR process, and to harass Finjan. Finjan had also requested the PTAB deny Unified's petition for failure to identify other beneficiaries as real parties in interest. Still, the PTAB decided 'not [to] reach this dispute' without explanation."

Finjan has asserted '086 Patent in litigation against ESET, Check Point, Rapid 7, and Fortinet. Finjan also has pending patent infringement lawsuits against Palo Alto Networks, Cisco, SonicWall, Juniper, and Qualys relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the other cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

About Finjan
Established over 20 years ago, Finjan is a globally recognized pioneer in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation.

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the uncertain monetization of acquired patents, the outcome of strategic transactions, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions especially in the midst of the COVID-19 pandemic, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2019, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance, and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:

Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com